UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

ENERGY WEST, INCORPORATED
 (Exact name of registrant as specified in its charter)

MONTANA	0-14183	81-0141785
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First Avenue South, Great Falls, Montana	59401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 791-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K amends and restates the registrant’s original Current Report on Form 8-K filed June 11, 2007 (the “Original Form 8-K”) to correct the inadvertent omission of the “SIGNATURES” heading and text elements from the signature page of the Original Form 8-K and to amend and correct biographical information regarding Mr. Smail’s board positions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On June 6, 2007, registrant’s Board of Directors appointed James R. Smail to fill the new Board seat created as a result of the increase in the number of directors constituting the entire Board from seven to eight directors. His committee assignments are undetermined.

Mr. Smail (60) is Chairman of the Board of The Monitor Bank of Big Prairie, Ohio, and of J.R. Smail Inc., an oil and gas producing company. Mr. Smail serves on the boards of directors of the Independent Producers Association of America, John D. Oil & Gas Company, a natural gas exploration company, and Gatherco, Inc., a gas gathering and transport company, where he is also an Executive Committee member and Chairman of its compensation committee. He is also an Advisory Board Member of the Bank of Oklahoma in Tulsa, Oklahoma. Mr. Smail previously served as a director of Northeast Ohio Natural Gas Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY WEST, INCORPORATED

Dated: June 15, 2007

By: /s/ David A. Cerotzke
       David A. Cerotzke
       President and Chief Executive Officer